UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2012

SOMAXON PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51665	20-0161599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10935 Vista Sorrento Parkway, Suite 250, San Diego, California		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 876-6500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2012, the Compensation Committee of the Board of Directors (“the Committee”) of Somaxon Pharmaceuticals, Inc. (“Somaxon”) met to undertake its annual review of company performance and executive compensation. Based on its review, the Committee, in accordance with the recommendation of management, determined that no salary increases, equity awards or bonuses under Somaxon’s 2011 Incentive Plan would be provided to Somaxon’s executive officers.

On February 23, 2012, the Committee approved the Somaxon Pharmaceuticals, Inc. 2012 Incentive Plan (the “2012 Incentive Plan”). Pursuant to the 2012 Incentive Plan, Somaxon’s executive officers are eligible to receive bonuses ranging from zero to 150% of their target bonuses based on the achievement of corporate performance goals. The target bonus for the Company’s President and Chief Executive Officer will be equal to 55% of his base salary, and the target bonuses for the Company’s Senior Vice Presidents will be equal to 40% of their respective base salaries. The corporate performance goals for 2012 were established by the Committee and include the achievement of performance targets with respect to the Company’s commercial, strategic and financing activities.

The foregoing description is a summary only, is not necessarily complete, and is qualified by the full text of the 2012 Incentive Plan, which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
10.1	Somaxon Pharmaceuticals, Inc. 2012 Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.

Date: February 27, 2012

	By:	/s/ Matthew W. Onaitis
	Name:	Matthew W. Onaitis
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Somaxon Pharmaceuticals, Inc. 2012 Incentive Plan